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Exhibit (a)(1)(E)

        Offer to Purchase for Cash
by
TROPICANA ENTERTAINMENT INC.
and
ICAHN ENTERPRISES HOLDINGS L.P.
of
Up to 5,580,000 Shares of Common Stock
of
Tropicana Entertainment Inc.
at a Purchase Price Not Greater Than $45.00 nor Less Than $38.00 Per Share

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 2, 2017, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION TIME")

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated June 23, 2017 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Tropicana Entertainment Inc., a Delaware corporation (the "Company") and Icahn Enterprises Holdings L.P., a Delaware limited partnership ("Icahn Enterprises" and together with the Company, the "Purchasers"), to purchase for cash up to 5,580,000 shares of common stock, par value $0.01 per share of the Company (the "common stock") in the aggregate, at a price not greater than $45.00 nor less than $38.00 per share, net to the seller in cash, less any applicable tax withholding and without interest, upon the terms and subject to the conditions of the Offer. The Offer is being made severally, and not jointly, by the Company and Icahn Enterprises and upon the terms and subject to the conditions of the Offer, first, the Company will severally, and not jointly, purchase 800,000 of the shares properly tendered and not properly withdrawn (the "Tropicana Share Amount"), and second, Icahn Enterprises will severally, and not jointly, purchase any remaining shares properly tendered and not properly withdrawn, up to a maximum of 4,780,000 shares. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

        On the terms and subject to the conditions of the Offer, promptly following the Expiration Time, the Purchasers will determine a single per share price, which will be not greater than $45.00 nor less than $38.00 per share, net to the seller in cash, less any applicable tax withholding and without interest, that they will pay for shares properly tendered and not properly withdrawn in the Offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. The purchase price will be the lowest price per share not greater than $45.00 nor less than $38.00 per share (in multiples of $0.10), at which shares have been tendered in the Offer that will enable the Purchasers to purchase 5,580,000 shares in the aggregate. If fewer than 5,580,000 (but not fewer than 2,005,000) shares are properly tendered, the Purchasers will select the lowest price that will allow them to purchase all the shares that are properly tendered. If fewer than 2,005,000 shares are properly tendered, the Purchasers will not purchase any of the shares. The Purchasers will purchase all shares properly tendered before the Expiration Time at or below the purchase price and not properly withdrawn at the purchase price they select, net to the seller in cash, less any applicable tax withholding and without interest, on the terms and subject to the conditions of the Offer, including its proration provisions, "odd lot" provisions and conditional tender provisions (provided, however, that if fewer than 2,005,000 are tendered the Purchasers will not purchase any of the shares). All shares purchased in the Offer will be purchased at the same purchase price, regardless of whether the stockholder tendered, or is deemed to have tendered, at a lower price. Shares properly tendered, but not purchased pursuant to the Offer will be returned to the tendering stockholders at our expense promptly after the Offer expires. See Sections 1 and 3 of the Offer to Purchase.

        If the number of shares properly tendered is less than or equal to 5,580,000 shares (or such greater number of shares as the Purchasers may elect to purchase pursuant to the Offer, subject to applicable law), the Purchasers will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by the Purchasers all shares so tendered (provided, however, that if fewer than 2,005,000 are tendered the Purchasers will not purchase any of the shares).

        On the terms and subject to the conditions of the Offer, if at the Expiration Time, more than 5,580,000 shares are properly tendered at or below the purchase price, the Purchasers will purchase shares first, from all holders of "odd lots" of less than 100 shares who properly tender all of their shares at or below the purchase price and do not properly withdraw them before the Expiration Time, second, from all other stockholders who properly tender shares at or below the purchase price and do not properly withdraw them before the Expiration Time, on a pro rata basis (except for stockholders who tendered shares conditionally for which the condition was not satisfied), and third, only if necessary to permit the Purchasers to purchase 5,580,000 shares, from holders who have properly tendered shares at or below the purchase price conditionally (for which the condition was not initially satisfied) and do not properly withdraw them before the Expiration Time, by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have properly tendered and not properly withdrawn all of their shares. See Sections 1, 3 and 6 of the Offer to Purchase.

        We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

        Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

          1.     You may tender your shares at prices not greater than $45.00 nor less than $38.00 per share (in multiples of $0.10), as indicated in the attached Instruction Form, net to you in cash, less any applicable tax withholding and without interest. If you want to maximize the chance of having the Purchasers purchase all of your shares, you may also agree to accept the purchase price determined in the Offer.

          2.     You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3.     The Offer is subject to certain conditions set forth in Section 7 of the Offer to Purchase, including the Minimum Condition (as defined in the Offer to Purchase).

          4.     The Offer, withdrawal rights and proration period will expire at 5:00 p.m., New York City time, on August 2, 2017, unless the Purchasers extend the Offer.

          5.     The Offer is for up to an aggregate of 5,580,000 shares, constituting approximately 22.7% of the total number of issued shares of the Company's common stock as of the date of the Offer to Purchase, of which 800,000 will be purchased by the Company and up to 4,780,000 will be purchased by Icahn Enterprises.

          6.     Tendering stockholders who are registered stockholders or who tender their shares directly to Wells Fargo Bank, N.A., the Depositary and Paying Agent for the Offer, will not be obligated to pay any brokerage commissions or fees to the Purchasers, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchasers' purchase of shares under the Offer.

          7.     If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price at which you are tendering shares.

          8.     If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own at or below the purchase price before the expiration of the Offer and check the box captioned "Odd Lots" on the attached Instruction Form, the Purchasers, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

          9.     If you wish to condition your tender upon the purchase of all shares tendered or upon the Purchasers' purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Purchasers' purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

        If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on August 2, 2017, unless the Offer is extended.

        The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of the Company's common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

        The standing special committee of the board of directors of the Company, which is comprised solely of the independent directors of the board of directors of the Company who are not affiliated with Icahn Enterprises (the "Special Committee"), has approved the Offer. However, neither the Special Committee, Icahn Enterprises, the Depositary and Paying Agent, or D.F. King & Co., Inc., the Information Agent for the Offer, is making any recommendation to you as to whether to tender or refrain from tendering your shares or as to the purchase price or purchase prices at which you may choose to tender your shares. You must make your own decision as to whether to tender and, if so, how many shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Purchasers' reasons for making the Offer. See Section 2 of the Offer to Purchase. You should discuss whether to tender your shares with your broker or other financial or tax advisor.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
by
TROPICANA ENTERTAINMENT INC.
and
ICAHN ENTERPRISES HOLDINGS L.P.
of
Up to 5,580,000 Shares of Common Stock
of
Tropicana Entertainment Inc.
at a Purchase Price Not Greater Than $45.00 nor Less Than $38.00 Per Share

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 2, 2017 UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION TIME")

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 23, 2017 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Tropicana Entertainment Inc., a Delaware corporation (the "Company") and Icahn Enterprises Holdings L.P., a Delaware limited partnership ("Icahn Enterprises," and together with the Company, the "Purchasers"), to severally, and not jointly, purchase for cash up to 5,580,000 shares of common stock, par value $0.01 per share of the Company (the "common stock") in the aggregate, at a price not greater than $45.00 nor less than $38.00 per share, net to the seller in cash, less any applicable tax withholding and without interest, as specified by the undersigned, on the terms and subject to the conditions of the Offer. Upon the terms and subject to the conditions of the Offer, first, the Company will severally, and not jointly, purchase 800,000 of the shares properly tendered and not properly withdrawn, and second, Icahn Enterprises will severally, and not jointly, purchase any remaining shares properly tendered and not properly withdrawn, up to a maximum of 4,780,000 shares. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

        The undersigned hereby instruct(s) you to tender to the Purchasers the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer.

        The undersigned understands that upon the terms and subject to the conditions of the Offer, the Purchasers will determine a single per share price, which will be not greater than $45.00 nor less than $38.00 per share, net to the seller in cash, less any applicable tax withholding and without interest that they will pay for shares properly tendered, up to 5,580,000 shares in the aggregate. The undersigned understands that the purchase price will be the lowest price per share not greater than $45.00 nor less than $38.00 per share (in multiples of $0.10) at which shares have been properly tendered in the Offer that will enable the Purchasers to purchase 5,580,000 shares in the aggregate (the "Purchase Price"). If fewer than 5,580,000 (but not fewer than 2,005,000) shares are properly tendered, the undersigned understands that the Purchasers will select the lowest price that will allow them to buy all the shares that are properly tendered. If fewer than 2,005,000 shares are properly tendered, the undersigned understands that the Purchasers will not purchase any of the shares. The undersigned understands that all shares the Purchasers acquire in the Offer will be acquired at the same purchase price regardless of whether the stockholder tendered, or is deemed to have tendered, at a lower price. The undersigned understands that if more than 5,580,000 shares are properly tendered, the Purchasers will purchase all shares properly tendered at or below the Purchase Price on a pro rata basis, except for "odd lots" (lots held by owners of less than 100 shares), which the Purchasers will purchase on a priority basis, and except for each conditional tender whose condition was not met, which the Purchasers will not purchase. The undersigned understands that the Purchasers will return shares tendered at prices in excess of the Purchase Price and shares that they do not purchase because of proration or conditional tenders to the tendering stockholders at the Purchasers' expense promptly after the Offer expires.

        In participating in the Offer to purchase for cash, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Purchasers, and it may be extended, modified, suspended or terminated by the Purchasers as provided in the Offer; (2) the Offer is being made severally, and not jointly, by the Company and Icahn Enterprises; (3) the undersigned is voluntarily participating in the Offer; (4) the future value of the Company's common stock is unknown and cannot be predicted with certainty; (5) any foreign exchange obligations triggered by the undersigned's tender of shares or the recipient of proceeds are solely his or her responsibility; and (6) regardless of any action that the Purchasers take with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items ("Tax Items") related to the offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Purchasers to withhold all applicable Tax Items legally payable by the undersigned.

        The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Purchasers, their respective subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

        The undersigned understands that the Purchasers may hold certain personal information about him or her, including, as applicable, but not limited to, the undersigned's name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned's favor, for the purpose of implementing, administering and managing his or her stock ownership ("Data"). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in his or her country or elsewhere, and that the recipient's country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Purchasers. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Purchasers. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Purchasers.

Number of shares to be tendered by you for the account of the undersigned:                 shares*

*
Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX:

          (1)   SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

        By checking ONE of the following boxes below INSTEAD OF THE BOX BELOW UNDER "(2) Shares Tendered at Price Determined Under the Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Purchasers for the shares less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐	$38.00	☐	$39.80	☐	$41.60	☐	$43.40
☐	$38.10	☐	$39.90	☐	$41.70	☐	$43.50
☐	$38.20	☐	$40.00	☐	$41.80	☐	$43.60
☐	$38.30	☐	$40.10	☐	$41.90	☐	$43.70
☐	$38.40	☐	$40.20	☐	$42.00	☐	$43.80
☐	$38.50	☐	$40.30	☐	$42.10	☐	$43.90
☐	$38.60	☐	$40.40	☐	$42.20	☐	$44.00
☐	$38.70	☐	$40.50	☐	$42.30	☐	$44.10
☐	$38.80	☐	$40.60	☐	$42.40	☐	$44.20
☐	$38.90	☐	$40.70	☐	$42.50	☐	$44.30
☐	$39.00	☐	$40.80	☐	$42.60	☐	$44.40
☐	$39.10	☐	$40.90	☐	$42.70	☐	$44.50
☐	$39.20	☐	$41.00	☐	$42.80	☐	$44.60
☐	$39.30	☐	$41.10	☐	$42.90	☐	$44.70
☐	$39.40	☐	$41.20	☐	$43.00	☐	$44.80
☐	$39.50	☐	$41.30	☐	$43.10	☐	$44.90
☐	$39.60	☐	$41.40	☐	$43.20	☐	$45.00
☐	$39.70	☐	$41.50	☐	$43.30

OR

          (2)   SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

        By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE UNDER "(1) Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Purchasers in accordance with the terms of the Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price of $38.00 per share.

        ☐ The undersigned wants to maximize the chance of having the Purchasers purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Purchasers in accordance with the terms of the Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $38.00 PER SHARE.

        CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

 ODD LOTS
(See Instruction 14 of the Letter of Transmittal)

        To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

        ☐ By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

        In addition, the undersigned is tendering shares either (check one box):

        ☐ at the purchase price, as the same will be determined by the Purchasers in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

        ☐ at the price per share indicated above in the section captioned "Price (In Dollars) per Share at Which Shares Are Being Tendered."

CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)

        A tendering stockholder may condition his or her tender of shares upon the Purchasers purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Purchasers pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

        ☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is:             shares.

        If, because of proration, the minimum number of shares designated will not be purchased, the Purchasers may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

        ☐ The tendered shares represent all shares held by the undersigned.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature:

Name(s):

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Dated:	, 2017

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  Exhibit (a)(1)(E)
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
ODD LOTS (See Instruction 14 of the Letter of Transmittal)
CONDITIONAL TENDER (See Instruction 13 of the Letter of Transmittal)